Exhibit 10.1

[California Gross Lease with Stops]

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 9th day of          March            , 2004, between ProLogis, a Maryland Real Estate Investment Trust (“Landlord”), and the Tenant named below.

Tenant:	Restoration Hardware, Inc.

Tenant’s representative, address, and phone no.:	Director of Real Estate 15 Koch Road Corte Madera, CA 94925 415/924-1005

Premises:

The Building located on that parcel of land more commonly known as 2900 N. MacArthur Drive, Tracy, CA, containing approximately 283,712 rentable square feet, as determined by Landlord, as shown and described on Exhibit A.

Project:	Building 4 (EB A01204) Central Valley Industrial Center

Building:	Building 4 (EBA01204) Central Valley Industrial Center

Tenant’s Proportionate Share of Project:	100%

Tenant’s Proportionate Share of Building:	100%

Lease Term:	Beginning on the Commencement Date and ending on the last day of the 88th full calendar month thereafter.

Commencement Date:	The later of June 1, 2004 or the Substantial Completion of the Improvements described in Addendum 2 to this Lease.

Initial Monthly Base Rent:	$0

Base Year:	2004

Security Deposit:	Cash or Letter of Credit in the amount of $400,000 as set forth in Addendum 5.

Broker:	Dave Haggerty and Duane Fitch, CB Richard Ellis

Addenda:

Addendum 1 (Rent Schedule), Addendum 2 (Tenant Improvements), Addendum 3 (Moving Allowance), Addendum 4 (Option to Renew), Addendum 5 (Letter of Credit for Security Deposit), Addendum 6 (Satellite Dish)

Exhibits:	Exhibit A (Site Plan, Selling Products location on Premises, Allocated Parking), Exhibit B (Floor Plan), Exhibit B-1 (Work Letter Agreement) Exhibit C (Legal Description) Exhibit D (Sign Criteria)

1.                                       Granting Clause.  In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease and hereby grants to Tenant, its customers, guests, invitees, employees, agents and licensees all easements, rights and privileges appurtenant thereto, including the right free of charge to use the parking areas, driveways, roads, alleys, means of ingress and egress and other portions of the Project, subject, however, to matters filed of record as of the date hereof. Tenant and Tenant’s agents, employees and contractors shall have access to the Premises 24 hours per day, 7 days per week.  Landlord may not change the Site Plan, Project, Premises or Building in a way which would materially and adversely affect Tenant.

2.                                       Acceptance of Premises.  Subject to Landlord’s Substantial Completion of the Initial Improvements, Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions.  Except as otherwise provided herein, Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes.  Except as otherwise provided herein , in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use.  Subject to Landlord’s Substantial Completion of the Initial Improvements, the taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.

3.                                       Use.  The Premises shall be used only for the purpose of receiving, storing, shipping and Selling Products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may also use the Premises for light manufacturing.  “Selling Products” shall be

limited to the approximately 10,000 square feet of space located in the northwest corner of the Premises as shown on Exhibit A.   Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, except for ordinary wear and tear, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord.  Outside storage, including without limitation, storage of inoperable trucks and other personal vehicles, is prohibited without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”), except that Landlord shall be responsible for the compliance with such Legal Requirements as the same relate to the structural portions of the Premises and the Project.  Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s use or occupation of the Premises, except that Landlord shall be responsible for the compliance with such Legal Requirements as the same relate to the structural portions of the Premises and the Project.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits unless such use has been approved by Landlord and Tenant is responsible for all of the increased costs resulting therefrom.  If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.  Except for the payment of rent, which shall be due and payable as of the Commencement Date, any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all other obligations of Tenant under this Lease.

Notwithstanding anything contained herein to the contrary, Tenant’s obligations hereunder shall relate only to the interior of the Premises and any changes to the Project that relate solely to Tenant’s use of the Premises.  Landlord shall make all other additions to or modifications of the Project required from time to time in accordance with Legal Requirements.  The cost of such additions or modifications made by Landlord shall be included in Operating Expenses pursuant to Paragraph 6 of this Lease, except for those additions or modifications which are Landlord’s sole responsibility pursuant to Paragraph 10 of this Lease.

4.                                       Base Rent.  Tenant shall pay Base Rent in the amount set forth in Addendum I.  The fifth month’s Base Rent and Security Deposit shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date.  Payments of Base Rent for any fractional calendar month shall be prorated.  All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made, at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing.  Except as otherwise provided herein, the obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease.  If Tenant is delinquent in any monthly installment of Base Rent or of estimated Excess Operating Expenses (as hereinafter defined) for more than 5 days, and after notice as provided below, Tenant shall pay to Landlord on demand a late charge equal to five (5.0%) percent of such delinquent sum.  Tenant shall not be obligated to pay the late charge until Landlord has given Tenant five (5) days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than twice in any 12-month period.  The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting Landlord’s remedies in any manner.

5.                                       Security Deposit.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law.  Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon.  The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled.  Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5.

The Security Deposit may be in the form of cash or an unconditional, irrevocable letter of credit from Fleet Bank or another bank reasonably acceptable to Landlord in accordance with Addendum 5.  If the letter of credit is ever drawn upon by Landlord pursuant to the terms of the Lease, Tenant shall within 10 days thereafter cause the letter of credit to be restored to the amount required and in accordance with Addendum 5.

6.                                       Operating Expense Payments.  During each month of the Lease Term subsequent to the Base Year, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Excess Operating Expenses for the Project.  Payments thereof for any fractional calendar month shall be prorated.  The term “Excess Operating Expenses” means Operating Expenses for the applicable year in excess of Operating Expenses for the

Base Year.  The term “Operating Expenses” means all costs and expenses reasonably incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to, without duplication of any other cost Tenant pays hereunder, costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes (but only to the extent that a tax savings is realized); insurance;  utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord,  not to exceed three percent (3%) of gross rents including Operating Expenses; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years.  Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions. Further, Operating Expenses shall not include, without limitation, the following items:

(a)                                  The cost of preparing any space for any tenant or prospective tenant of the Building or costs associated with any space presently deemed to be rentable space;

(b)                                 The cost of repairs or other work required as a result of fire, windstorm, casualty or any other occurrence covered by the insurance which Landlord is required to obtain hereunder, including costs subject to any self-insured retention, but excluding any deductible;

(c)                                  Costs incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, attorneys; fees, or the cost of advertising and promotion;

(d)                                 Attorneys’ fees incurred in enforcing the terms of any lease;

(e)                                  The cost of any item or service that Landlord provides selectively to one or more tenants of the Building, whether or not Landlord is reimbursed by such other tenants;

(f)                                    Any amount paid to an entity or individual affiliated with or otherwise related to Landlord which exceeds the amount which would be paid for similar goods or services on an arms-length basis between unrelated parties;

(g)                                 The cost of correcting defects in the initial construction of the Building or any of the Initial Improvements whether or not covered by any warranty;

(h)                                 Any cost incurred to test, clean up, contain, abate, remove or undertake any other remedial action as a result of the violation of any environmental law or environmental regulation applicable to the Building;

(i)                                     Any cost incurred by Landlord as a result of the gross negligence or willful misconduct of Landlord;

(j)                                     Any costs incurred in complying with the provisions of the Americans with Disabilities Act and implementing regulations; and

(k)                                  Any costs associated with the replacement of the roof.

Upon Tenant’s written request (which request shall be limited to once in a calendar year), Landlord shall provide Tenant with photocopies of invoices, bills and other verification to substantiate the Operating Expenses for such year. If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of Excess Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments or refund to Tenant, if it is at the end of the Lease Term.  For purposes of calculating Tenant’s Proportionate Share of Excess Operating Expenses, a year shall mean a calendar year except the last year, which shall end on the expiration of this Lease.  For purposes of calculating Excess Operating Expenses for the last year of the Lease Term, Operating Expenses for the Base Year shall be reduced proportionately based upon the number of days that this Lease is in effect during such last year.  With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building.

7.                                       Utilities.  Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises.  Landlord may cause at Tenant’s expense any utilities to be separately metered or charged directly to Tenant by the provider.

Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord.  No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent.  Tenant agrees to limit use of water and sewer for normal restroom use.

Notwithstanding anything to the contrary contained in this Paragraph 7 of this Lease, if an interruption or cessation of utilities results from a cause within the Landlord’s reasonable control and the Premises are not usable by Tenant for the conduct of Tenant’s business as a result thereof, Base Rent and applicable Operating Expenses not actually incurred by Tenant shall be abated for the period which commences five (5) business days after the date Tenant gives to Landlord notice of such interruption until such utilities are restored.

8.                                       Taxes.  Landlord shall pay Tenant’s Proportionate Share of all taxes, assessments and governmental charges (collectively referred to as “Taxes”) that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof.  If Landlord fails to contest the real estate taxes, Tenant shall have the right to request Landlord to contest such taxes, and Landlord shall so contest, at Tenant’s sole cost and expense (including, without limitation, Landlord’s reasonable attorneys’ fees and reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes), if, in Landlord’s reasonable judgment, such contest is warranted; provided, however, Tenant’s request of such contesting of Taxes shall be limited to one request in a calendar year.  Landlord shall cooperate in the institution and prosecution of any such proceedings of contesting taxes and will execute any documents reasonably required therefor.  All reductions, refunds, or rebates of Taxes paid or payable by Tenant shall belong to Tenant whether as a consequence of a Tenant proceeding or otherwise.  All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder.  If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.    Taxes shall not include (i) federal, state or local income taxes, (ii) franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, or (iii) penalties or interest for late payment of taxes.

9.                                       Insurance.  Landlord shall maintain all risk property insurance covering the full replacement cost of the Building.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance.  All such insurance shall be included as part of the Operating Expenses charged to Tenant.  The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be reasonably determined by Landlord based upon the insurer’s cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its expense, shall maintain during the Lease Term:  all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; worker’s compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises.  Landlord may from time to time require reasonable increases in any such limits.  The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days’ prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies).  Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against.  Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

Tenant and its subtenants, assignees, invitees, employees, contractors and agents shall not be liable for, and Landlord hereby waives all claims against Tenant and its subtenants, assignees, invitees, employees, contractors and agents for damage to property sustained by Landlord or any person claiming through Landlord resulting from any accident or occurrence in or upon the Premises or in or about the Project from any cause whatsoever, including, without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its subtenants, assignees, invitees, employees, contractors or agents; provided, however, such waiver shall only apply to claims in excess of the commercially reasonable deductible under Landlord’s insurance policy.

10.                                 Landlord’s Repairs.  Landlord shall maintain, at its expense (without contribution by Tenant), the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and damages caused by Tenant, its agents and contractors excluded.  The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall complete such repair within 30 days unless such repair cannot be completed within 30 days in which case Landlord shall complete such repair within a reasonable time provided Landlord works diligently and continuously to complete such repair, subject to Force Majeure event and Tenant-caused delays.

11.                                 Tenant’s Repairs.  Landlord, at Tenant’s expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises.  Subject to Landlord’s obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems.  Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term, and such capital expenditures and repairs shall be fully amortized in accordance with the Formula (defined hereafter) over the remainder of the Lease term, without regard to any extension or renewal option not then exercised.  The “Formula” shall mean that number, the numerator of which shall be the number of months of the Lease term remaining after the replacement of any such capital expenditures, and the denominator of which shall be the lesser of the maximum amortization period (in months) allowable for determining depreciation of such capital expenditures for federal income tax purposes or ten (10) years.  Landlord shall pay for such capital expenditures and repairs and Tenant shall reimburse Landlord for its amortized share of same (determined as hereinabove set forth) in equal monthly installments in the same manner as the payment by Tenant to Landlord of the Operating Expenses.  Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant.  The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord.    If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may after notice and the expiration of the cure period in Paragraph 23(vii) perform such work and be reimbursed by Tenant within 30 days after demand therefor.  Subject to Paragraphs 9 and 15, Tenant shall bear the full reasonable cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

12.                                 Tenant-Made Alterations and Trade Fixtures.  Except as otherwise provided herein, any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed provided that such alteration does not materially affect the structure or the roof of the Project, or modify the utility systems of the Project.  Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for those Tenant-Made Alterations that are non-structural and the total aggregate cost of such non-structural Tenant-Made Alterations do not exceed Fifteen Thousand and No/100 Dollars ($15,000).  Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.  All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used.  If Landlord’s consent or approval is required for such Tenant-Made Alterations under the terms of this Lease, all plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed provided that such alteration does not materially affect the structure or the roof of the Project, or modify the utility systems of the Project.  Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction in an amount not to exceed $1,000.00.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.  Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall complete all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord:  (a) sworn statements setting forth the names of all contractors and subcontractors who performed the Tenant-Made Alterations; and (b) final lien waivers from all such contractors and subcontractors.  Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord’s property, except to the extent Landlord requires removal at Tenant’s expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord’s consent to any Tenant-Made Alterations.  Upon Tenant’s written request, Landlord shall provide Tenant, at the time of Tenant’s request for approval of Tenant-Made Alterations, a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises.  Tenant shall repair any damage caused by such removal.

Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above.  Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

13.                                 Signs.  Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached.  Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments and Landlord, so long as there is no cost to Landlord, shall cooperate with Tenant in such regard.  All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval, which approval not shall be unreasonably withheld, conditioned or delayed.

14.                                 Parking.  Tenant shall be allocated the parking areas of the Building as more fully described on Exhibit A.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

15.                                 Restoration.  If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 30 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises.  If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord’s notice.  If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Tenant has not exercised its option to renew, as applicable, (as hereinafter described in Addendum 4), and Landlord reasonably estimates that it will take more than one month to repair such damage.  Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises.  Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

16.                                 Condemnation.    If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would prevent or materially interfere with Tenant’s use of the Premises or in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant.

17.                                 Assignment and Subletting.  Without Landlord’s prior written consent, which Landlord shall not unreasonably withhold, condition or delay, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect.  For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded.  Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord.  Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any assignment or sublease up to a maximum amount of $1,000.  Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease.  If Landlord so terminates the Lease, Landlord may enter into a lease directly with the proposed sublessee or assignee.  Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

Provided no default has occurred and is continuing under this Lease, upon 10 days prior written notice to Landlord, Tenant may, without Landlord’s prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which all or substantially all of Tenant’s assets are transferred, provided (x) such merger, consolidation, or transfer of assets is for a good business purpose and not principal for the purpose of transferring Tenant’s leasehold estate, and (y) the assignee or successor entity has a net worth at least equal to Tenant immediately prior to such merger, consolidation, or transfer.

It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances: (i) an Event of Default has occurred and is continuing that would not be cured upon the proposed sublease or assignment; (ii) the assignee does not have a tangible net worth calculated according to generally accepted accounting principles at least equal to or greater than $100,000,000; (iii) the intended use of the Premises by the assignee or sublessee is not reasonably satisfactory to Landlord; (iv) the intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project; (v) occupancy of the Premises by the assignee or sublessee would, in Landlord’s opinion, violate an agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (vi) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (vii) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or (viii) the proposed assignee or sublessee is a governmental agency.  Tenant and Landlord acknowledge that each of the foregoing criteria are reasonable as of the date of execution of this Lease.  The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.  Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.  Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may request.

Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings).  In the event that the rent due and payable by a sublessee or assignee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder fifty percent (50%) of all such excess rental within 10 days following receipt thereof by Tenant, less reimbursement of Tenant’s reasonable costs incurred in such assignment or subletting provided that the reasonable costs shall be paid to Tenant in equal monthly installments over the Lease Term.

If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord.  No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.  Nothing herein shall prohibit Tenant herein from granting a security interest in Tenant’s personal property in the Premises.

18.                                 Indemnification.  Except for the negligence or willful misconduct of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents.  The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18.

Subject to Landlord’s liability limitation in Paragraph 25 of this Lease, Landlord covenants and agrees to indemnify and save Tenant, its employees and agents harmless of and from any and all claims, costs, expenses and liabilities, including, without limitation, reasonable attorneys’ fees, arising on account of or by reason of claims by third parties for injuries or death to persons or damages to property resulting from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, to the extent not attributable to any negligence of Tenant, any assignee or subtenant of Tenant, or their respective employees, agents, or contracts.  If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor’s indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee).  If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee’s prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim.  If the indemnitor fails timely to elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any terms the indemnitee considers reasonable.  Any such settlement shall be valid as against the indemnitor.  If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee.  If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence.  This indemnity does not cover claims arising from the presence or release of Hazardous Materials.

19.                                 Inspection and Access.  Landlord and its agents, representatives, and contractors may, upon reasonable prior notice, but in no event less than 24 hours notice (except in the case of an emergency), enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose.  Landlord and Landlord’s representatives may, upon reasonable prior notice, but in no event less than 24 hours notice, enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants.  Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale.  Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

20.                                 Quiet Enjoyment.  If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

To Landlord’s knowledge, (a) Landlord is the fee simple owner and record title holder of the Premises and the Project, subject to no mortgage or deed of trust liens; (b) Landlord has not received any notice and does not have any knowledge of any eminent domain or similar proceeding which would affect all, or any portion, of the Premises or Project; and (c) Landlord has the right, power and authority to make this Lease and no joinder or approval of another person is required with respect to Landlord’s right and authority to enter into this Lease.

21.                                 Surrender.  Upon termination of the Lease Term or earlier termination of Tenant’s right of possession in accordance with this Lease, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted.  Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s reasonable expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property except for Landlord’s gross negligence or willful misconduct.  All obligations of the parties hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Excess Operating Expenses and all obligations concerning the condition and repair of the Premises.

22.                                 Holding Over.  If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to one hundred and twenty five percent (125%) of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over.  All other payments shall continue under the terms of this Lease.  In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23.                                 Events of Default.  Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(i)                                     Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days after notice from Landlord to Tenant that such payment was due; provided, however, that landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, and the failure of Tenant to pay an third or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure.

(ii)                                  Tenant shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii)                               Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(iv)                              Tenant shall vacate the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.  Tenant’s vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant’s insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation.  Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

(v)                                 Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi)                              Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

(vii)                           Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default, or if such default is incapable of being cured within such 30 day period, then for so long as reasonably necessary, so long as Tenant is diligently pursuing such cure, but in no event longer than 90 days from the date Landlord shall have given Tenant written notice of such default.

24.                                 Landlord’s Remedies.  Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election:  terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity.  Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.  If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandoned the Premises prior to the end of the term hereof (other than as provided in Paragraph 23(iv) herein) or if Tenant’s right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate.  Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonable avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom.  As used herein, the following terms are defined: (a) The “worth at the time of award” of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate.  The “worth at the time of award” of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) The “time of award” as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The “reasonable value” of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the “reasonable annual rental value” (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award.  The “reasonable value” of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award.

Even though Tenant has breached this Lease and abandoned the Premises (other than as provided in Paragraph 23(iv) herein), this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due.  This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Section is hereby repeated:  “The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign subject only to reasonable limitations).”  Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same.  Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings.  Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may reasonably determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises).  Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting.  If Landlord terminates Tenant’s right of possession without terminating the Lease after an Event of Default, Landlord shall use commercially reasonable efforts to relet the Premises; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, and (c) any proposed tenant shall meet all of Landlord’s reasonable leasing criteria.

25.                                 Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary), provided Landlord works diligently and continuously to cure such default, subject to Force Majeure events and Tenant-caused delays.  If such default by Landlord shall occur, Tenant shall have the right, in addition to its other remedies, in law or equity, to take such commercially reasonable acts as Tenant deems necessary to cure Landlord’s default and, Landlord shall reimburse Tenant for the reasonable costs, fees and expenses incurred by Tenant in taking such curative actions, in an amount up to but not to $50,000 with respect to any such default, within 30 days after demand therefor, accompanied by supporting evidence of the expenses incurred by Tenant.   All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.  All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership.  Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

Any liability of Landlord for a default by Landlord under the Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Premises, and in no event shall any personal liability be asserted against Landlord in connection with the Lease nor shall any recourse be had to any other property or assets of Landlord.  Landlord’s interest in the Premises shall be deemed to include:  (i) the rents or other income from the Premises received by Landlord after Tenant obtains a final judgment against Landlord, (ii) the net proceeds received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Premises after Tenant obtains a final judgment against Landlord, (iii) the net proceeds received by Landlord from any condemnation or conveyance in lieu of condemnation of all or any portion of the Premises after Tenant obtains a final judgment against Landlord, and (iv) the net proceeds of insurance received by Landlord from any casualty loss of all or any portion of the Premises after Tenant obtains a final judgment against Landlord.

26.                                 Intentionally Omitted.

27.                                 Subordination.  This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant.  Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder.  Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder.  The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.  Landlord represents to Tenant that as of the date hereof the Project is not subject to or encumbered by a mortgage.

Tenant shall not be obligated to subordinate the Lease or its interest therein to any future mortgage, deed of trust or ground lease on the Project unless concurrently with such subordination the holder of such mortgage or deed of trust or the ground lessor under such ground lease agrees not to disturb Tenant’s possession of the Premises under the terms of the Lease in the event such holder or ground lessor acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.  Tenant shall be solely responsible for any fees or expenses charged by the holder of such mortgage or deed of trust in connection with the granting of such non-disturbance agreement.

28.                                 Mechanic’s Liens.  Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease.  Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises of which Tenant has actual knowledge and cause such lien or encumbrance to be discharged within 30 days of Tenant receipt of notice of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner reasonably satisfactory to Landlord within such 30 day period.

29.                                 Estoppel Certificates.   Each of Landlord and Tenant agrees, from time to time, within 21 days after request of the other party, but no more than twice per calendar year, to execute and deliver to such party, or such party’s designee, any estoppel certificate reasonably requested, stating that this Lease is in full force and effect, the date to which rent has been paid, that, to the best of that party’s knowledge, the other party is not in default hereunder (or specifying in detail the nature of such party’s default), the expiration date of this Lease and such other matters pertaining to this Lease as may be reasonably requested.  Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease.   No cure or grace period shall apply to Tenant’s or Landlord’s obligations to timely deliver an estoppel certificate, except that either Tenant or Landlord shall have an additional 10 day grace period from expiration of the 21 day period referenced above to deliver the requested estoppel certificate.

30.                                 Environmental Requirements.  Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior written consent.  Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees.  Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises.  The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses, claims, demands, actions, suits, damages, expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance.  The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises.  Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations.  Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

Landlord has delivered to Tenant the Environmental reports described below.  It is understood by Tenant that Landlord has not made any independent investigations to confirm the accuracy or completeness of the Environmental Reports, and Landlord makes no representation or warranty as to the accuracy or completeness of such reports.  Tenant agrees to keep the Environmental Reports confidential and not to disclose the contents thereof to any other party without the prior written consent of Landlord.

Environmental Reports:  Phase I Environmental Site Assessment Report, dated October 29, 2001, prepared by Dave DeKrey, Staff Scientist and Reviewed by D. Howe Gates, Senior Project Manager of Secor International Incorporated.

Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to the Landlord as to Hazardous Materials on the Premises caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other person or entity located outside of the Premises.

Landlord shall indemnify, defend and save Tenant harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees, expert witness fees and other costs of defense) which arise from any environmental condition existing prior to the Commencement Date adversely affecting the Premises and in violation of Environmental Requirements.

31.                                 Rules and Regulations.  Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto.  In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control.

32.                                 Security Service.  Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises except for Landlord’s gross negligence or willful misconduct.

33.                                 Force Majeure.  Except for monetary obligations, Landlord and Tenant, as applicable, shall not be held responsible for delays in the performance of their obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant, as applicable (“Force Majeure”).

34.                                 Entire Agreement.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof.  No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease.  This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.                                 Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.                                 Brokers.   Each of Landlord and Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Landlord and Tenant agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant with regard to this leasing transaction. Landlord hereby acknowledges and agrees that the Broker referenced on Page One of this Lease shall be entitled to a leasing commission from Landlord by virtue of this Lease, which leasing commission shall be deemed earned and shall be paid by Landlord to Broker in accordance with, and subject to the terms of, a separate written agreement.

37.                                 Miscellaneous.  (a)   Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)                                 If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)                                  All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011.  Either party may by notice given aforesaid change its address for all subsequent notices.  Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d)                                 Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord right to withhold any consent or approval shall not be unreasonably withheld, conditioned or delayed.

(e)                                  Intentionally Deleted.

(f)                                    Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease, in form reasonably acceptable to Tenant.

(g)                                 The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)                                 The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i)                                     Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j)                                     Any amount not paid by a party hereto in accordance with the terms of this Lease within five (5) days after notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 10 percent per year.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken , reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord or Tenant, as applicable, be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant or Landlord, as applicable), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)                                  Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l)                                     Time is of the essence as to the performance of Tenant and Landlord’s obligations under this Lease.

(m)                               All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(n)                                 In the event either party initiates litigation to enforce the terms and provisions of this Lease, the prevailing party in such action shall be reimbursed for any and all reasonable costs incurred in prosecuting such action, including (without limitation) attorney’s fees, filing fees, and court costs.

38.                                 Intentionally Deleted.

39.                                 Limitation of Liability of Trustees, Shareholders, and Officers of ProLogis.  Any obligation or liability whatsoever of ProLogis, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

Restoration Hardware, Inc., a Delaware corporation

By:	/s/ Patricia McKay
Name:	Patricia McKay
Title:	CFO

Address:

Attn: Director of Real Estate
15 Koch Road
Corte Madera, CA 94925
415/924-1005

LANDLORD:
ProLogis, a Maryland Real Estate Investment Trust

By:	/s/ Larry H. Harmsen
Name:	Larry H. Harmsen
Title:	Senior Vice President

Address:

47775 Fremont Blvd

Fremont, CA 94538

Rules and Regulations

1.                                       The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.                                       Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project. Notwithstanding the foregoing, Tenant shall be allowed to set up an outdoor patio or eating area, subject to plans or designs mutually acceptable to Landlord and Tenant.

3.                                       Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.                                       Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.                                       If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.                                       Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.                                       Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.                                       Tenant shall maintain the Premises free from rodents, insects and other pests.

9.                                       Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.                                 Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Except as may arise out of the gross negligence or willful misconduct of Landlord, or its agents, employees or contractors, Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.                                 Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises of which Tenant has knowledge.

12.                                 Tenant shall not permit storage outside the Premises, including without limitation, outside storage of inoperable trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.                                 All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.                                 No auction, public or private, will be permitted on the Premises or the Project, other than in accordance with Paragraph 3 of this Lease.

15.                                 No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.                                 The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.                                 Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, if any, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.                                 Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, except as may arise out of the gross negligence or willful misconduct of Landlord.

19.                                 Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

ADDENDUM 1

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED March 9th, 2004 BETWEEN

ProLogis

and

Restoration Hardware, Inc.

Base Rent shall equal the following amounts for the respective periods set forth below:

Periods	Monthly Base Rent

Months 1 (following the Commencement Date) through 4	$0.00
Months 5 through 8	$68,375.00	*
Months 9 through 30	$99,300.00
Months 31 through 60	$107,811.00
Months 61 through 88	$117,741.00

*  Landlord shall initially deliver 195,052 square feet (11 bays as shown on Exhibit B) and the Premises will be expanded to 283,712 square feet as of February 1, 2005.   Notwithstanding the above rent schedule, on February 1, 2005 the Monthly Base Rent shall be increased to $99,300.00 and shall continue at that rate until the scheduled increase on month 31 as indicated above.

If Tenant requires the use of the expansion portion of the Premises prior to February 1, 2005, the rent will be increased at the rate of $0.35 per square foot per month with minimum increments of 17,732 square feet (1 bay).

ADDENDUM 2

CONSTRUCTION

(TURNKEY)

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED March 9th, 2004, BETWEEN
Prologis
and
Restoration Hardware, Inc.

(a)                                  Landlord agrees to furnish or perform at Landlord’s sole cost and expense those items of construction and those improvements (the “Initial Improvements”) specified below, pursuant to plans and specifications to be prepared by Landlord and submitted to Tenant by no later than 10 days following the date of this Lease, for Tenant’s review and approval:

1.               Approximately 10,000 sf of air conditioned office space constructed to Landlord’s standards as shown on Exhibit B-1 and in compliance with all laws and ordinances.

2.               Metal halide warehouse lighting in a pattern a quantity sufficient to provide illumination of 25 foot candles in the warehouse.

3.               Power distribution to the new office area.

4.               Dock equipment as specified by Tenant.

5.               Architectural plans and permits for the tenant improvements.

Exclusions:   The Initial Improvements shall not include the following:

1.               Electrical data gathering lines and security equipment

2.               Electrical connections and distribution to Tenant’s production equipment.

3.               Mechanical, electrical or plumbing connections and distribution necessary for Tenant’s equipment.

4.               Fire code issues and/or sprinkler modifications, including without limitation, fire sprinkler systems, fire hose racks, in-rack sprinklers, smoke curtains and type (or quantity) of smoke vents.

5.               Compressed air and any associated plumbing.

6.               Telephonic or other communications equiment and cabling systems.

7.               Signage.

Landlord shall contribute a Tenant Improvement Allowance of SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($750,000) towards the construction cost of the initial improvements.  Tenant shall be responsible for any cost in excess of the allowance and shall be paid prior to the commencement of construction.  Please be advised that Landlord will charge a construction management fee of 5% on any improvement cost in excess for the Tenant Improvement Allowance.

(b)                                 If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner.  Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Initial Improvements which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

(c)                                  Landlord shall proceed with and complete the construction of the Initial Improvements.  As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Initial Improvements were Substantially Completed.  Such date, unless an earlier date is specified as the Commencement Date in this Lease or otherwise agreed to in writing between Landlord and Tenant, shall be the “Commencement Date,”  unless the completion of such improvements was delayed due to any act or omission of, or delay caused by, Tenant including, without limitation, Tenant’s failure to approve plans, complete submittals or obtain permits within the time periods agreed to by the parties, in which case the Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant.  The Initial Improvements shall be deemed substantially completed (“Substantially Completed”) when, in the reasonable opinion of Peter Blakely, the architect of record, or his replacement, if applicable (whether an employee or agent of Landlord or a third party architect) (“Architect”), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended.  In the event Tenant, its employees, agents, or contractors cause construction of such improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the reasonable opinion of the Construction Manager, Substantial Completion would have occurred if such delays had not taken place.  Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant’s request for any changes in the plans, Tenant’s request for long lead items or Tenant’s interference with the construction of the Initial Improvements, and such delays shall not cause a deferral of the Commencement Date beyond what it otherwise would have been.  After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.  In the event of any dispute as to the Initial Improvements, including the Commencement Date, the certificate of the Architect shall be conclusive absent manifest error.

(d)                                 The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant.  Subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, unless any such loss, damage, liability, death, or personal injury was caused by Landlord’s negligence or willful misconduct.  Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder.  Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom, except for Landlord’s gross negligence or willful misconduct.

(e)                                  Except for incomplete punch list items, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises.

ADDENDUM 3

MOVING ALLOWANCE

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED March 9th, 2004, BETWEEN
Prologis
and
Restoration Hardware, Inc.

Landlord shall provide Tenant with a moving allowance of up to $500,000.  Tenant shall provide Landlord documentation, as reasonably determined by Landlord, including , but not limited to, third party invoices and contracts and estimated Tenant generated labor costs (“Moving Costs”) to substantiate Tenant’s costs in relocating from its existing facility.  Said Moving Costs may include, but are not limited to, disassembly of rack and personal property in existing facility, assembly of rack and personal property in the Premises, costs associated with the setup of the telecommunications systems, labor costs (which may include Tenant’s employees), new stationary and other related items, movers’ fees (related to moving the furniture, office equipment, etc. from the existing facility to the Premises) and other costs that are attributable to Tenant’s move from its existing facility to the Premises.

Landlord shall pay $120,000 of the moving allowance within 15 business day from the date of execution of this Lease.  The remainder shall be paid within 15 business days from the Commencement Date, provided Landlord is in receipt of the required documentation of Moving Costs and the Security Deposit.

ADDENDUM 4

MARKET OPTIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED March 9th, 2004    , BETWEEN

Prologis

and

Restoration Hardware, Inc.

(a)                                  Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term, (x) Tenant actually occupies at least 75% of the Premises initially demised under this Lease and any space added to the Premises, and (y) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the “First Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the First Extension Term”).  Tenant shall give Landlord notice (hereinafter called the “First Extension Notice”) of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Lease Term.

(b)                                 Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, (x) Tenant actually occupies at least 75% of the Premises initially demised under this Lease and any space added to the Premises, and (y) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of five (5)  years (such additional term is hereinafter called the “Second Extension Term”) commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the “Commencement Date of the Second Extension Term”).  Tenant shall give Landlord notice (hereinafter called the “Second Extension Notice”) of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the First Extension Term.

(c)                                  The Base Rent payable by Tenant to Landlord during the First Extension Term shall be the greater of:

(i)                                     The Base Rent in effect on the expiration of the Lease Term, and

(ii)                                  95% of the Fair Market Rent, as defined and determined pursuant to Paragraphs (e), (f), and (g) below.

(d)                                 The Base Rent payable by Tenant to Landlord during the Second Extension Term shall be the greater of:

(i)                                     The Base Rent in effect on the expiration of the First Extension Term, and

(ii)                                  95% of the Fair Market Rent, as defined and determined pursuant to Paragraphs (e), (f), and (g) below.

(e)                                  The term “Fair Market Rent” shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the First Extension Term or the Second Extension Term, as applicable, to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in “as-is” condition, and taking into account the rental which such other tenant would most likely have paid for such premises, provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term or the First Extension Term, as applicable.  Fair Market Rent shall not be further reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant’s occupancy, rent concession, or lost rental income during any vacancy period).  Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to landlord with respect to Operating Expenses and other items payable or reimbursable by Tenant under the Lease.  In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the First Extension Term or the Second Extension Term, as applicable.  The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant’s obligation to pay or reimburse Landlord for such Operating Expenses and other reimbursable items.

(f)                                    No later than 7 months prior to expiration of the Lease Term, Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord’s sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term or the First Extension Term, as applicable) for the First Extension Term or the Second Extension Term, as applicable, and Tenant shall advise Landlord of any objection within 15 business days of receipt of Landlord’s notice.  Failure to respond within the 15 business day period shall constitute Tenant’s acceptance of such Fair Market Rent.  If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord’s receipt of Tenant’s notice.  If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties’ failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

(g)                                 Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association.  Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party.  Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 business days after the 30-day negotiating period provided in Paragraph (f) above, invoking binding arbitration provisions of this paragraph.  Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent.  The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two or select some other amount.  Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term or the First Extension Term, as applicable.  The decision of the arbitrator shall be final, binding and non-appealable.  The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Tenant, and by Tenant if the Fair Market Rent is that proposed by Landlord; and shall be borne equally otherwise.  If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term or the First Extension Term, as applicable, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term or the First Extension Term, as applicable, until the Fair Market Rent is determined as provided herein.  Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(h)                                 The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

(i)                                     Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the First Extension Term or the Second Extension Term, as applicable, shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term or the First Extension Term, as applicable; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

(j)                                     If Tenant does not send the First Extension Notice or the Second Extension Notice, as applicable, within the period set forth in Paragraphs (a) and (b) above, Tenant’s right to extend the Lease Term shall automatically terminate.  If Tenant does not give the Second Extension Notice within the period set forth in paragraph (b) above, Tenant’s right to extend the Lease Term for the Second Extension Term shall automatically terminate.  Time is of the essence as to the giving of the First Extension Notice and Second Extension Notice, as applicable, and the notice of Tenant’s objection under Paragraph (f) above.

(k)                                  Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term or the Second Extension Term, as applicable, but in no event shall Landlord be relieved of its continuing repair, maintenance and other obligations under the Lease.  Subject to the foregoing, the Premises shall be tendered on the Commencement Date of the First Extension Term and the Second Extension Term, as applicable,  in “as-is” condition.

(l)                                     If the Lease is extended for either the First Extension Term or Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).

(m)                               If Tenant exercises its right to extend the term of the Lease for the First Extension Term or the Second Extension Term, as applicable, pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the First Extension Term and the Second Extension Term, except as provided in (i) above.

ADDENDUM 5

LETTER OF CREDIT FOR SECURITY DEPOSIT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED March 9th 2004, BETWEEN

ProLogis

and

Restoration Hardware, Inc.

The Security Deposit set forth on the cover page of this Lease shall be in the form of cash or an unconditional, irrevocable letter of credit from Fleet Bank or a bank reasonably acceptable to Landlord (an example is identified as Item 1 and attached hereto).  The letter of credit shall either provide that it does not expire until forty-five (45) days after the end of the Lease term or, if it is for less than the full term of the Lease, shall be renewed by Tenant at least 30 days prior to its expiration during the term of the Lease.  The letter of credit shall provide that it may be drawn down upon by Landlord at any time Landlord delivers its site draft to the bank.  If Landlord sells or conveys the Premises, Tenant shall, at Landlord’s request, cooperate in having the letter of credit transferred to the purchaser.  If the letter of credit is ever drawn upon by Landlord pursuant to the terms of the Lease and this Addendum, Tenant shall within ten (10) days thereafter cause the letter of credit to be restored to the amount required hereinbelow.

The Letter of Credit shall be in the amount of four hundred thousand dollars ($400,000.00). Provided that, (x) Tenant continues to remain liable for the obligations herein, and (y) no Event of Default exists or would exist but for the passage of time or both; then the letter of credit shall be reduced in accordance with the following schedule:

Period	Letter of Credit Amount
Year 1	$400,000.00
Year 2	$350,000.00
Year 3	$300,000.00
Year 4	$250,000.00
Year 5	$200,000.00
Year 6	$150,000.00
Years 7 through the end of the Term	$120,000.00

If Tenant meets the following financial benchmarks, as reasonably determined by Landlord, (beginning with fiscal year 2003, ended January 31, 2004), as documented by SEC filings, the Letter of Credit shall be reduced to $200,000:

(a) achieve a 3% EBITDA (“Earnings Before Interest, Taxes, Depreciation, Amortization, and Non-Cash Asset Impairment Charges”) margin (EBITDA divided by net sales) or better for two consecutive fiscal years;

(b) achieve an interest coverage ratio (EBITDA less capital expenditures net of Landlord contributions divided by cash interest expense) of 3 times or better for two consecutive years; and

(c) achieve net cash provided by operating activities, as determined by generally accepted accounting principles, of $10,000,000 or better for two consecutive fiscal years.

If Tenant satisfies (a), (b) and (c) above, as reasonably determined by Landlord, for 3 consecutive years, the Security Deposit will be reduced to $120,000.

If Tenant provides Landlord with written notice and evidence, as reasonably determined by Landlord, subtantiating that Tenant has a Standard & Poor’s rating of BB+ or higher, the Security Deposit will be reduced to zero for such period of time as Tenant continues to provide Landlord, at Landlord’s written request, of evidence of its continued Standard & Poor’s rating of BB+ or higher.

ADDENDUM 6

SATELLITE DISH

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED March 9th, 2004 BETWEEN

Prologis

and

Restoration Hardware, Inc.

Landlord hereby grants Tenant the right to install, maintain and replace from time to time a satellite dish antennae device (hereinafter “Satellite Dish”) on the roof of the Premises, subject to the following:  (a) applicable governmental laws; (b) the right of Landlord to supervise any roof penetrations; (c) compliance with the conditions of any roof bond maintained by Landlord on the Premises; and (d) the Satellite Dish not being visible at street level.  Tenant shall be responsible for the repair of any damage to any portion of the Premises caused by Tenant’s installation, use or removal of the Satellite Dish.  The Satellite Dish shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the term of the Lease.  Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney fees) imposed upon or incurred against Landlord arising out of Tenant’s installation, maintenance, use or removal of the Satellite Dish.

ITEM 1

FORM OF LETTER OF CREDIT

[LETTERHEAD OF LETTER OF CREDIT BANK]

Date of Issue:

Our Irrevocable Standby Letter of Credit No. ASL-XXXXXXX-160XXX

Date of Expiry:

Place of Expiry:  Atlanta, Georgia

Beneficiary:  ProLogis

Attention:

Re:                               Irrevocable Transferable Letter of Credit

No.

Beneficiary:

By order of our client,                                   (the “Applicant”), we hereby establish this Irrevocable Transferable Letter of Credit No.                 in your favor for an amount up to but not exceeding the aggregate sum of                                        and No/100 Dollars ($                  ) (as reduced from time to time in accordance with the terms hereof, the “Letter of Credit Amount”), effective immediately, and expiring on the close of business at our office at the address set forth above one year from the date hereof unless renewed as hereinafter provided.

Funds under this Letter of Credit are available to you on or prior to the expiry date against presentation by you of your (i) sight drafts drawn on us in the form of Annex 1 hereto, indicating this Letter of Credit number and (ii) request in the form of Annex 2 hereto (such sight draft and request, together referred to as a “Drawing Request”), sight draft(s), completed and signed by one of your officers.  Presentation of your Drawing Requests may be made by you to us at the address set forth above.   You may present to us one or more Drawing Requests from time to time prior to the expiry date in an aggregate amount not to exceed the Letter of Credit Amount then in effect (it being understood that the honoring by us of each Drawing Request shall reduce the Letter of Credit Amount then in effect).

This Letter of Credit will be automatically renewed for a one-year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date, or prior to any anniversary of such date, we notify both you and the Applicant in writing by certified mail or by courier service that we elect not to so renew the Letter of Credit.

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and no such reference shall be deemed to incorporate herein by reference any document or instrument.

All bank charges and commissions incurred in this transaction are for the Applicant’s account.

This Letter of Credit is transferable in its entirety to any Transferee as requested by Beneficiary in writing and approved by us.  Upon such transfer, all references herein to the Beneficiary shall be automatically changed to such Transferee and the draft(s) may be issued by such Transferee rather than the Beneficiary.  The executed transfer form in the form of Annex 3 hereto must be presented to us with the original Letter of Credit and accompanied by payment of our customary commission of 1/4% (minimum USD 250.00) of the face value of the Letter of Credit.

Each Drawing must be submitted during days and hours when Fleet National Bank (the “Issuing Bank”) is open for commercial business (“Business Days”), at the office of the Issuing Bank indicated below.  The Issuing Bank agrees to pay the amount requested in any Drawing to the Beneficiary in immediately available funds not later than one Business Day after the day on which a Drawing has been submitted by the Beneficiary, provided that such Drawing and the manner in which it is submitted is in strict compliance with the requirements of this Letter of Credit and that such Drawing is submitted before the expiration date.  The Issuing Bank shall make all payments under this Letter of Credit with its own funds. “Business Day” shall mean any day which is not a Saturday, Sunday or day on which we are required or authorized by law to be closed in New York, New York or Atlanta, Georgia.

We hereby engage with you that all drafts drawn under and in strict compliance with the terms and conditions of this Irrevocable Letter of Credit will be duly honored upon presentation to our Letter of Credit Department at 400

Galleria Parkway, Suite 1950, Atlanta, Georgia 30339.

To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Commercial Documentary Credits (1993 Revision), I.C.C. Publication No. 500 (the “UCP 500”) and as to matters not governed by the UCP 500, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF LETTER OF CREDIT BANK]

By:
Name:
Title:

ANNEX 1

SIGHT DRAFT

             , 20

For value received, at sight pay to the order of PROLOGIS, the sum of [Amount in words] [Amount in Figures] United States Dollars drawn under [Name of Letter of Credit Bank] Irrevocable Transferable Letter of Credit No.                  dated                                   , 20     .

PROLOGIS

By:
W. Scott Lamson
Title:	Senior Vice President

ANNEX 2

DRAWING REQUEST

              , 200

[NAME AND ADDRESS OF LETTER
OF CREDIT BANK]

Re:  Irrevocable Transferable Letter of Credit No.         (the “Letter of Credit”)

The undersigned (the “Beneficiary”), hereby certifies to [Name of Letter of Credit Bank] (the “Issuer”) that:

(a)                                  The Beneficiary is making a request for payment in lawful currency of the United States of America under Irrevocable Transferable Letter of Credit No.                (the “Letter of Credit”) in the amount of $           .

(b)                                 The Letter of Credit Amount (as defined in the Letter of Credit) as of the date hereof and prior to payment of the amount demanded in this Drawing Request is $          .  The amount requested by this Drawing Request does not exceed the Letter of Credit Amount.

[(c)  Demand is made for payment under the Letter of Credit as a result of the occurrence and continuation of an Event of Default (as defined in the Lease Agreement).]

Please wire transfer the proceeds of the drawing to the following account of the Beneficiary at the financial institution indicated below:

Unless otherwise defined, all capitalized terms used herein have the meanings provided in, or by reference in, the Letter of Credit.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Drawing Request as of the        day of                               , 200    .

PROLOGIS

By:
	Name:	W. Scott Lamson
	Title:	Senior Vice President

ANNEX 3

NOTICE OF ASSIGNMENT

                        , 200

[NAME AND ADDRESS OF
LETTER OF CREDIT BANK]

Re:  Irrevocable Transferable Letter of Credit No.

The undersigned (the “Beneficiary”), hereby notifies [Name of Letter of Credit Bank] (the “Issuer”) that it has irrevocably assigned the above-referenced Letter of Credit to          (the “Assignee”) with an address at                                  effective as of the date the Issuer receives this Notice of Assignment.  The Assignee acknowledges and agrees that the Letter of Credit Amount may have been reduced pursuant to the terms thereof, and that the Assignee is bound by any such reduction.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Assignment as of this            day of               , 20    .

PROLOGIS

By: W. Scott Lamson
Title: Senior Vice President

Agreed:

[Assignee]